Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT is entered into on this 3rd day of February, 2017, by and between David Storey (“EMPLOYEE”) and RELM Wireless Corporation (“COMPANY”). For purposes of this Agreement, EMPLOYEE and COMPANY shall be collectively referred to as the “Parties.”

WHEREAS, EMPLOYEE was employed by COMPANY as an at-will employee;

WHEREAS, the Parties have determined that EMPLOYEE’s employment shall terminate effective January 16, 2017;

WHEREAS, the Parties do not anticipate that they will have any disputes or grievances as a result of this termination, but desire to take action to avoid any such disputes;

WHEREAS, the Parties desire to terminate their relationship amicably and make certain promises and representations to achieve this objective;

NOW, THEREFORE, in full satisfaction of any and all disputes and claims, and in consideration of the promises and releases made herein and for other good and valuable consideration, and upon the terms and conditions, the premises and promises and the covenants stated below, the Parties agree as follows:

1.           Employment, Board of Directors, and Insurance Coverage Dates. EMPLOYEE’S separation from employment with COMPANY is hereby acknowledged and agreed to be effective at the close of business on January 16, 2017 (“Termination Date”). Employee agrees that upon the termination of his employment, he has also resigned from any and all positions held on the Company’s Board of Directors as of the Termination Date. EMPLOYEE’S health insurance benefits will cease on January 31, 2017, subject to EMPLOYEE’S right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). EMPLOYEE’S participation in all benefits and incidents of employment including, not limited to, accrual of bonuses, vacation and paid time off, cease as of the Termination Date. As of the Termination Date, EMPLOYEE shall be deemed to have resigned from any officer position with the Company. Subject to any press release or other statements already made by the Company, the Company will indicate in its personnel records that EMPLOYEE resigned.

2.           Separation Payments.

A.           Severance. Within ten (10) days of the date on which this Agreement becomes effective and no longer revocable, COMPANY agrees to begin to pay and EMPLOYEE agrees to accept a separation payment in the gross amount of $300,000 (the “Severance Payment”). The Severance Payment will be paid in equal installments over a period of 12 months, in accordance with the COMPANY’S regular payroll practices beginning on the COMPANY’S first regular pay date after the Effective Date, from which there will be deducted and withheld, all taxes, including United States and all applicable state income taxes, Medicare and FICA amounts and EMPLOYEE’S portion of healthcare premium for January, 2017.

B.           Benefits. EMPLOYEE and, as applicable, the EMPLOYEE’S covered dependents, may elect to continue health care coverage by electing continuation of benefits through COBRA. If EMPLOYEE elects to continue benefits through COBRA for himself and applicable dependents, he shall pay the same dollar cost paid by EMPLOYEE as is in effect at the time of termination. If EMPLOYEE elects COBRA, COMPANY agrees to pay the difference in cost between the EMPLOYEE portion and COBRA’s actual cost for coverage through December 31, 2017 (“COBRA Subsidy”). The COBRA Subsidy shall be paid directly to EMPLOYEE on a monthly basis, subject to applicable withholdings, provided that EMPLOYEE elects COBRA coverage. If EMPLOYEE subsequently discontinues COBRA coverage for any reason prior to December 31, 2017, COMPANY’s COBRA Subsidy payments shall cease and shall not be reinstated.

C.           Paid Time Off/Sick Leave. EMPLOYEE acknowledges that he has received all accrued, but unused paid time off or sick leave to which he was entitled.

3.           Unemployment Benefits and References. COMPANY does not control the ultimate determination for an award of unemployment benefits, and it will respond truthfully to requests for information from the appropriate state agency. COMPANY will not appeal any award of unemployment compensation to EMPLOYEE. In addition, if COMPANY is contacted by potential employers of EMPLOYEE for references or information about EMPLOYEE’s employment, COMPANY will follow its standard practice and only provide EMPLOYEE’s dates of employment, title and salary.

4.            401(k) Retirement Plan. It is understood and agreed that EMPLOYEE did participate in a retirement plan offered by COMPANY and therefore COMPANY has no further obligation to withhold any deductions nor make any contributions to any such plan on behalf of EMPLOYEE. Therefore for purposes of the retirement plan, EMPLOYEE is no longer considered an employee and voluntary contributions will not be withheld from the Severance Payment. The Parties agree that nothing in contained in this Agreement shall impact EMPLOYEE’s rights with respect to retirement benefits that were vested as of the Termination Date and that all such rights are governed by the terms of the applicable plan.

5.            Mutual Release of Claims. EMPLOYEE agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to EMPLOYEE by the COMPANY and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "Releasees"). EMPLOYEE, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that EMPLOYEE may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from EMPLOYEE’S employment relationship with the COMPANY, the termination of that relationship, payment of compensation or bonuses, or the failure or refusal to provide EMPLOYEE with any benefits pursuant to any employee benefit plan or arrangement maintained, administered, sponsored, or funded by the COMPANY;

b. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

c. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act;; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974 (including but not limited to any claim for denial of benefits, interference with benefits, or breach of fiduciary duty); the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; any and all amendments to any such laws; and other applicable federal, state, or local fair employment and anti-discrimination statutes not listed above;

d. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

e. any and all claims for attorneys' fees and costs.

EMPLOYEE agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. The release also does not alter EMPLOYEE’s vested retirement benefits, his rights as an existing shareholder of COMPANY or his vested rights under the Incentive Compensation Stock Option Agreement that otherwise exist, but EMPLOYEE acknowledges that all such rights are governed by the terms of the applicable plans, stock certificates or COMPANY By-Laws as appropriate. This release does not release claims that cannot be released as a matter of law, including, but not limited to, EMPLOYEE’S right to (1) respond accurately and fully to any question, inquiry or request for information when required by legal process; (2) file a charge or complaint with or participate in a charge by the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other local, state, or federal administrative body or government agency (“Governmental Agency”) against the COMPANY; or (3) disclose information, report possible violations to, or participate in investigations or proceedings that may be conducted by any Governmental Agency. Further, such communications with any Governmental Agency will not be considered a breach of any other provision in this Agreement, including any non-disparagement or confidentiality provision. EMPLOYEE is not required to contact the COMPANY before engaging in any such communications. This Agreement does not limit EMPLOYEE’s right to receive an award from any Governmental Agency for information provided to the Governmental Agency.

For its part, in consideration of EMPLOYEE’s execution of this Agreement and his performance of the obligations set forth herein, the COMPANY on behalf of itself and its affiliates, subsidiaries and assigns, agrees that it shall release EMPLOYEE, and his respective heirs, family members, executors, agents, and assigns, from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that COMPANY may possess against EMPLOYEE arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement.

6. Acknowledgment of Waiver of Claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. EMPLOYEE agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. EMPLOYEE acknowledges that the consideration given for this waiver and release is in addition to anything of value to which EMPLOYEE was already entitled. EMPLOYEE further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement will not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event EMPLOYEE signs this Agreement and returns it to the COMPANY in less than the 21-day period identified above, EMPLOYEE hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7.           Confidentiality. EMPLOYEE agrees that the existence of this Agreement and its terms and conditions are to be held in strict confidence. EMPLOYEE further agrees not to disclose the existence or terms of this Agreement to any past, present or future agent or employee of COMPANY or any other individual or entity except EMPLOYEE’S spouse, his tax consultants, accountants and attorneys, state and federal taxing authority (if required and upon request), or as may be otherwise required by law. This provision will not prevent EMPLOYEE from disclosing the fact that COMPANY employed him through January 16, 2017.

8.            No Claims. EMPLOYEE represents that he has not filed any complaints or lawsuits against COMPANY with any court and that he will not do so at any time hereafter involving COMPANY and relating to any matter arising prior to the date of this Agreement. EMPLOYEE likewise represents that he has not suffered any discrimination on account of his age, sex, national origin, marital status or any other protected status and none of these has been an adverse factor used against him by COMPANY; that he has not suffered any job-related wrongs or injuries for which he might still be entitled to compensation or relief such as an injury for which EMPLOYEE might receive a worker compensation award in the future; EMPLOYEE has not been denied any leave to which he is legally entitled; EMPLOYEE acknowledges that he has reported workplace injuries or illnesses, if any; EMPLOYEE has no knowledge of any wrongdoing by the COMPANY that would subject COMPANY to any harm, civil or criminal; EMPLOYEE acknowledges that he has been paid in full for all hours worked and there is no compensation or benefits owed to him whatsoever other than the specific payments set forth in this Agreement.

9.            COMPANY Property. EMPLOYEE understands and agrees that he shall return any and all COMPANY files, keys, equipment and any and all documents and property belonging to COMPANY. EMPLOYEE further states that he has not retained any documents or electronic information or data, or any copies thereof, belonging to COMPANY. EMPLOYEE further states that he has not damaged, marred, spoiled, ruined or otherwise destroyed any property, equipment or electronic files belonging to COMPANY and acknowledges that COMPANY may hold EMPLOYEE liable for any damage caused by EMPLOYEE to the property, equipment and electronic files belonging to COMPANY, whether such damage is currently known or subsequently discovered after EMPLOYEE’S separation of employment. EMPLOYEE’S signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to EMPLOYEE by the COMPANY, developed or obtained by EMPLOYEE in connection with his employment with the COMPANY, or otherwise belonging to the COMPANY.

10.            Trade Secrets and Confidential Information/COMPANY Property. Subject to the terms set forth below, EMPLOYEE reaffirms and agrees to observe and abide by the terms of the General Confidentiality Obligations set forth in the COMPANY’S employee handbook, specifically including the provisions therein regarding nondisclosure of the COMPANY’S trade secrets and confidential and proprietary information, and non-solicitation of COMPANY employees. Moreover, EMPLOYEE reaffirms the confidentiality obligation set forth in Executive’s Executive Change in Control Agreement. In addition, EMPLOYEE understands that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the parties is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly permitted by 18 U.S.C. § 1833(b).

11.            Mutual Non-Disparagement. Subject to the other terms stated herein, EMPLOYEE agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from soliciting for business or interfering with the contracts and relationships of any of the Releasees have with their current or former customers. In addition, subject to the other terms stated herein, COMPANY agrees to instruct and ensure that the following people refrain from any disparagement, defamation, libel, or slander of EMPLOYEE: Kyle Cerminara, Lewis Johnson and Timothy O’Neil. Notwithstanding this provision, the PARTIES may respond truthfully in communications to government agencies, auditors or as required by legal process.

12.            Non-solicitation; Cooperation. EMPLOYEE agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, EMPLOYEE will not directly or indirectly solicit any of the COMPANY’S employees to leave their employment at the COMPANY. EMPLOYEE also agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, EMPLOYEE will not directly or indirectly solicit COMPANY’S customers or prospective customers on behalf of himself or any other entity. In addition, EMPLOYEE agrees to cooperate with any reasonable requests from COMPANY to transition matters or respond to requests for information as directed to him from time to time.

13.            SEC Whistleblower Protections.  NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY WHEREVER CONTAINED, EMPLOYEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT, ANY OTHER AGREEMENT THAT EMPLOYEE AND THE COMPANY ARE PARTIES TO, AND ANY POLICY OF THE COMPANY SHALL INTERFERE WITH EMPLOYEE’S RIGHT TO (1) FILE A CHARGE OR COMPLAINT WITH OR PARTICIPATE IN A CHARGE BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE DEPARTMENT OF JUSTICE, THE SECURITIES AND EXCHANGE COMMISSION, THE DEPARTMENT OF LABOR, THE NATIONAL LABOR RELATIONS BOARD, THE OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION, OR ANY OTHER LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY (“GOVERNMENTAL AGENCY”) OR (2) DISCLOSE INFORMATION, REPORT POSSIBLE VIOLATIONS TO, OR PARTICIPATE IN INVESTIGATIONS OR PROCEEDINGS THAT MAY BE CONDUCTED BY ANY GOVERNMENTAL AGENCY.  FURTHER, SUCH COMMUNICATIONS WITH ANY GOVERNMENTAL AGENCY WILL NOT BE CONSIDERED A BREACH OF ANY OTHER PROVISION IN THIS AGREEMENT, ANY OTHER AGREEMENT THAT EMPLOYEE AND THE COMPANY ARE PARTIES TO, AND ANY POLICY OF THE COMPANY, INCLUDING ANY AND ALL NON-DISPARAGEMENT OR CONFIDENTIALITY PROVISIONS.  EMPLOYEE IS NOT REQUIRED TO CONTACT THE COMPANY BEFORE ENGAGING IN ANY SUCH COMMUNICATIONS. NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY WHEREVER CONTAINED, THIS AGREEMENT, ANY OTHER AGREEMENT THAT EMPLOYEE AND THE COMPANY ARE PARTIES TO, AND ANY POLICY OF THE COMPANY SHALL NOT LIMIT EMPLOYEE’S RIGHT TO RECEIVE AN AWARD FROM ANY GOVERNMENTAL AGENCY FOR INFORMATION PROVIDED TO THE GOVERNMENTAL AGENCY.

14.            Non-Admission of Liability. The Parties agree that the promises contained in this Agreement are not to be construed as any admission of any liability on the part of either Party arising out of EMPLOYEE's employment or termination. By signing this document, the Parties intend to avoid any action arising out of or related to the employment or employment termination of EMPLOYEE.

15.            Indemnification/Insurance Coverage. Notwithstanding any other provision of this Agreement, the Parties agree that EMPLOYEE shall retain all indemnification rights he had as an executive, officer or employee of the COMPANY pursuant to Article IV of the COMPANY By-Laws. In addition, this Agreement does not alter the terms of the COMPANY’s Directors & Officers’ insurance policies. EMPLOYEE acknowledges that he has received a copy of the COMPANY’s D&O policy currently in effect.

16.            Acknowledgment of Understanding. EMPLOYEE hereby declares, agrees, and warrants that he: (a) understands the terms set forth herein; (b) voluntarily accepts without coercion or duress those terms for the purpose of obtaining the separation benefits as promised herein and providing the full release of all claims against COMPANY and (c) was advised by COMPANY to consult with an attorney of his own choosing prior to the execution of this Agreement.

17.            Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision.

18.            Compliance with Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code (“Section 409A”) or are exempt therefrom and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In that regard, (a) each installment in any series of installment payments pursuant to this Agreement shall be treated as a separate payment for purposes of Section 409A; (b) the parties will take all steps necessary to ensure that EMPLOYEE’S termination of employment constitutes a “separation from service” within the meaning of Section 409A; (c) if EMPLOYEE is a "specified employee," as determined by the COMPANY in accordance with Section 409A, then to the extent required in order to comply with Section 409A, all payments, benefits or reimbursements paid or provided under this Agreement that constitute a "deferral of compensation" within the meaning of Section 409A, that are provided as a result of EMPLOYEE’S separation from service and that would otherwise be paid or provided during the first six months following EMPLOYEE’S separation from service shall be accumulated through and paid or provided within 30 days after the first business day following the six month anniversary of EMPLOYEE’S separation from service (or, if EMPLOYEE should die during such six-month period, within 30 days after EMPLOYEE’S death); (d) the amount of any expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, during any other calendar year; (e) the right to any reimbursement or in-kind benefit is not subject to liquidation or exchange for another benefit; and (f) if the period from EMPLOYEE’S Termination Date to the date that Pay Continuation payments may commence begins in one calendar year and ends in a second calendar year, then to the extent necessary to comply with Section 409A, any Pay Continuation payable under this Agreement will commence in the second calendar year.

19.            Entire Agreement. This Agreement represents the entire agreement and understanding between the COMPANY and EMPLOYEE concerning the subject matter of this Agreement and EMPLOYEE’S employment with and separation from the COMPANY and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and EMPLOYEE’S relationship with the COMPANY, with the exception of those provisions of the EMPLOYMENT AGREEMENT that survive termination of employment or Employee’s Executive Change in Control Agreement. This provision shall not affect EMPLOYEE’s rights as a shareholder or any vested rights to retirement savings or stock options that exist prior to his Termination Date, subject to the terms of any applicable plan. EMPLOYEE acknowledges that he is not otherwise entitled to the payments and benefits provided in this Agreement unless he executes and does not revoke this Agreement. Each Party is responsible for its own costs, expenses and attorneys’ fees incurred in preparation of this Agreement. Acceptance of the terms of this Agreement must occur no later than February 6, 2017. EMPLOYEE agrees that any modifications, material or otherwise, made to this Agreement at any time by EMPLOYEE or COMPANY prior to the Effective Date, and even after the Termination Date, do not restart or affect in any manner the original 21-day consideration period provided in section 21.

19.            No Oral Modification. This Agreement may only be amended in writing signed by EMPLOYEE and the COMPANY’S Chairman.

20.            Binding Effects/Venue. This Agreement shall be binding upon the Parties, as well as their successors, assigns, heirs, beneficiaries and designees. This Agreement shall be construed and enforced in accord with the laws of the State of[Florida without application of Florida’s choice of law rules and principles. The Parties acknowledge and agree that the exclusive venue for any proceeding or action to enforce this Agreement or any provision thereof shall be in a Federal or State Court of competent jurisdiction in the State of Florida for Brevard County.

21.           Rescission Rights/Effective Date. EMPLOYEE understands that this Agreement will be null and void if not executed by him within twenty-one (21) days of the Termination Date. EMPLOYEE has seven (7) days after execution to revoke it. This Agreement will become effective on the eighth (8th) day after EMPLOYEE signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the "Effective Date"). To be effective, this revocation must be in writing and delivered to the COMPANY’S Chairman within this seven (7) day period. If sent by mail, the revocation must be: (1) postmarked within the seven (7) day period; (2) properly addressed to COMPANY; and (3) sent by certified mail, return receipt requested.

I understand that if I revoke this Agreement as outlined above, that this Agreement will not be effective or enforceable and that I will not be eligible to receive any severance benefits under this Agreement or otherwise.

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT HE HAS RECEIVED THIS SEPARATION AGREEMENT AND RELEASE ON JANUARY 16, 2017 AND HAS READ AND UNDERSTANDS ALL OF ITS TERMS. EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THE AGREEMENT. EMPLOYEE UNDERSTANDS THAT WHETHER OR NOT HE CONSULTS WITH AN ATTORNEY IS HIS DECISION. EMPLOYEE UNDERSTANDS THAT A SIGNED COPY OF THIS AGREEMENT MUST BE RECEIVED ON THE 21ST DAY FOLLOWING HIS RECEIPT OF THIS AGREEMENT IN ORDER TO BE ELIGIBLE TO RECEIVE ANY SEPARATION BENEFITS. FURTHER, EMPLOYEE ACKNOWLEDGES THAT THIS AGREEMENT IS EXECUTED VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THAT HIS DECISION TO SIGN IT IS BASED ON THE WRITTEN PROVISIONS AND NOT ON ANY OTHER STATEMENT BY OR ON BEHALF OF COMPANY OR THE OTHER RELATING TO MY EMPLOYMENT OR ANY OTHER MATTER.

IN WITNESS WHEREOF the parties have entered into this Agreement on the 3rd day of February, 2017.

EMPLOYEE

/s/ David P. Storey

STATE OF FLORIDA
COUNTY OF (Brevard)
The foregoing instrument was acknowledged before me this 3rd day of February, 2017 by DAVID STOREY.
/s/ Notary Public
Notary Public

Notary Stamp
COMPANY

By: /s/ Timothy W. O’Neil
       Timothy O’Neil
       Its (Title): Chairman of the Board, Relm Wireless

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